Exhibit VI.I: Pledge and Security Agreement among Donald J. Trump, Trump
- ------------
Casinos, Inc. and Donaldson Lufkin & Jenrette, Inc., dated April 17, 1996.

EXHIBIT VI.I
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                         PLEDGE AND SECURITY AGREEMENT
                         -----------------------------

          PLEDGE AND SECURITY AGREEMENT (this "Pledge Agreement"), dated as of April 17, 1996, made by Donald J. Trump, an individual residing in the State of New York (the "Borrower") and Trump Casinos, Inc., formerly known as Trump Taj Mahal, Inc., a New Jersey corporation ("TTMI" and together with the Borrower, referred to collectively herein as the "Pledgor") in favor of Donaldson, Lufkin & Jenrette, Inc. (the "Secured Party").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, (a) the Borrower has entered into a Secured Loan Agreement, dated as of April 17, 1996, with the Secured Party (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement" and capitalized terms not defined herein but defined therein being used herein as therein defined) and
(b) the Borrower owns all of the issued and outstanding shares of TTMI;

          WHEREAS, the Pledgor is the legal and beneficial owner of the shares of capital stock and certificated partnership interests described (a) in
Schedule I hereto as being owned by the Pledgor and issued by the issuers named therein (the "First Lien Shares") and (b) in Schedule II hereto as being owned by the Pledgor and issued by the issuers named therein (the "Second Lien Shares" and together with the First Lien Shares, the "Pledged Shares");

          WHEREAS, the Second Lien Shares are subject to a first priority lien in favor of Citibank, N.A., as agent ("Citibank") and the First Lien Shares are subject to a second priority lien in favor of Citibank pursuant to the Citibank Pledge Agreement;

          WHEREAS, the respective rights regarding the First Lien Shares and the Second Lien Shares are set forth in the Intercreditor Agreement dated as of the date hereof (the "Intercreditor Agreement") between the Secured Party and Citibank; and

          WHEREAS, it is a condition precedent to the effectiveness of the Loan Agreement and the obligation of the Secured Party to make the Loan contemplated thereby that the Pledgor shall have entered into this Pledge Agreement;

          NOW, THEREFORE, in consideration of the premises, the Pledgor hereby agrees with the Secured Party as follows:

          SECTION 1. (a)  Pledge, Assignment and Grant of Security.  The Pledgor
                          ----------------------------------------
hereby assigns and pledges to the Secured

Party, and hereby grants a security interest to the Secured Party in the following (the "Collateral"):

          (i)  all of the Pledged Shares;

          (ii) the certificates representing the shares referred to in clause
(i) above (clauses (i) and (ii) the "Pledged Collateral");

          (iii) that certain Amended and Restated Exchange and Registration Rights Agreement, dated as of April 17, 1996, by and among Trump Hotels & Casino Resorts, Inc., the Borrower and TTMI (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof, the "Assigned Agreement"), including, without limitation, (1) all rights of the Pledgor to receive moneys due and to become due under or pursuant to the Assigned Agreement, (2) all rights of the Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreement, (3) claims of the Pledgor for damages arising out of or for breach of or default under the Assigned Agreement, (4) the right of the Pledgor to terminate the Assigned Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (5) the right of the Pledgor to convert partnership interests in the Partnership into shares of the Company;

          (iv) all of the monies deposited from time to time in the Interest Reserve Account referred to below;

          (v) the Interest Reserve Account (as hereinafter defined) and the securities entitlements, financial assets and other securities, instruments or investors credited thereto; and

          (vi) all dividends, distributions, cash, instruments and other property or proceeds, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; including, without limitation, any shares of the Company received on conversion of partnership interests in the Partnership.

          (b) Establishment of Interest Reserve Account.  (i) The Borrower
              -----------------------------------------
hereby establishes with the Secured Party the Interest Reserve Account (the "Interest Reserve Account") in the name of the Secured Party. Except as otherwise expressly provided for herein, the Interest Reserve Account shall be under the exclusive dominion and control of the Secured Party. The Borrower hereby irrevocably directs and authorizes the Secured Party to deposit into and withdraw funds from the Interest Reserve Account in accordance with the terms and conditions of this Pledge Agreement. The Borrower shall have no right of withdrawal in respect of the Interest Reserve Account, except that so long as no Event of

Default or event which with the giving of notice and/or lapse of time would become an Event of Default (a "Default"), shall have occurred and be continuing, the Borrower shall have the sole right to direct the investment of the moneys in the Interest Reserve Account, but solely in Permitted Investments (as defined below), and any interest accruing thereon shall be for the benefit of the Borrower to the extent such interest and the principal amount of the Interest Reserve Account exceeds the Required Balance (as defined below). The Secured Party shall remit any such excess to the Borrower on a quarterly basis.

          (i) In the event that the Borrower fails to make the scheduled payments of principal and interest on the Note or other payments as required by the Loan Agreement (the "Loan Payments"), the Borrower hereby irrevocably directs the Secured Party shall transfer funds from the Interest Reserve Account to its own account for its own benefit in satisfaction of such Loan Payments. Each transfer of funds shall be made only to the extent that funds are on deposit in the Interest Reserve Account, and the Secured Party shall have no responsibility to make additional funds available in the event that funds on deposit are insufficient. Notwithstanding the foregoing, the Secured Party shall also have a right of set-off against funds and property in the Interest Reserve Account and shall have a lien on such account as provided in Section 1(a). The Borrower shall, however, remain liable for a deficiency in the event that funds on deposit are insufficient to satisfy all Obligations (as hereinafter defined).

          (ii) The Borrower shall cause to be transferred to the Interest Reserve Account, immediately upon receipt of the proceeds of the Loan, an amount equal to $3,261,073.01 (the "Required Balance"). After any application of funds pursuant to clause (ii) above, the Borrower shall immediately deposit additional funds into the Interest Reserve Account so as to cause the amount on deposit therein to equal or exceed the Required Balance.

          (iii) "Permitted Investments" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having a maturity not exceeding one year from the date of issuance, (b) certificates of deposit of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 having a maturity not exceeding one year from the date of acquisition and (c) commercial paper of any domestic corporation rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investor Services, Inc. and having a maturity not exceeding ninety (90) days from the date of acquisition.

          SECTION 2. Security for Obligations.  This Pledge Agreement secures
                     ------------------------
and the Collateral is security for, the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of, and the performance of, the Loan and all other advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Lender pursuant to the Loan Documents, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise (the "Obligations").

          SECTION 3.  Delivery of Pledged Collateral.  All certificates or
                      ------------------------------
instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party except that Second Lien Shares are being delivered to Citibank as agent and bailee for DLJ. The Secured Party shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in its name or in the name of any of its nominees any or all of the Pledged Collateral. In addition, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 4.  Representations and Warranties.  The Pledgor makes the
                      ------------------------------
following representations:

          (a) The Pledged Shares (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) constitute the percentage of the issued and outstanding shares of stock or partnership interests of the respective issuers thereof set forth on each of Schedule I with respect to the First Lien Shares and Schedule II with respect to the Second Lien Shares.

          (b) Each of the Borrower and TTMI is the legal and beneficial owner of the Pledged Shares described on Schedules I and II and the Borrower is the legal and beneficial owner of the other Collateral, all of which is free and clear of any lien, security interest, option or other charge or encumbrance except for
(A) the lien created by this Pledge Agreement and (B) the lien created by the Citibank Pledge Agreement.

          (c) The pledge and grant of the Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in the Collateral in favor of the Secured Party, securing the payment of all of the Obligations; provided, however, that Pledgor makes no representations as to the
             --------
relative priority of the Secured Party and Citibank, N.A.

          (d) No consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority is required either (i) for the pledge by the Pledgor of the Collateral owned by the Pledgor pursuant to this Pledge Agreement or for the due execution, delivery or performance of this Pledge Agreement by the Pledgor, or (ii) for the exercise by the Secured Party of the voting or other rights provided for in this Pledge Agreement or of the remedies in respect of the Collateral pursuant to this Pledge Agreement, except for any required approval of, consent from, or notice to the Casino Control Commission or the Division of Gaming Enforcement, or as may be required in connection with the disposition of the Pledged Collateral by laws affecting the offering and sale of securities generally.

          (e) The Assigned Agreement, a true and complete copy of which has been furnished to the Secured Party, has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms. There exists no default under the Assigned Agreement by any party thereto. Each party to the Assigned Agreement (other than the Borrower) has executed and delivered to the Borrower a consent to the assignment of the Assigned Agreement to the Secured Party pursuant to this Pledge Agreement.

          (f) The Borrower represents and warrants that he is located at (within the meaning of Section 9-103(3)(d) of the New York Uniform Commercial Code), and his chief executive office (within the meaning of such section) is 725 Fifth Avenue, 24th Floor, New York, New York 10022 and TTMI represents and warrants that it is located at (within the meaning of Section 9-103(3)(d) of the New York Uniform Commercial Code), and its chief executive office (within the meaning of such section) is [725 Fifth Avenue, New York, New York 10022].

          SECTION 5.  Further Assurances, Etc.  (a)  The Pledgor agrees that at
                      -----------------------
any time and from time to time, at the cost and expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Party may request, in order to perfect and protect the lien granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

          (b) The Pledgor agrees to defend the title to the Collateral and the lien thereon of the Secured Party against the claim of any other Person and to maintain and preserve such lien until indefeasible payment in full of all of the Obligations.

          (c) The Borrower agrees that at any time and from time to time, upon the written request of the Secured Party and at the cost and expense of the Pledgor, the Borrower will promptly and duly execute and deliver any and all instruments and documents and take such action as the Secured Party deems necessary and may request to exercise the Borrower's conversion and registration rights under the Assigned Agreement.

          (d) (i) The Borrower shall keep his chief executive office and the office where he keeps the original copies of the Assigned Agreement at 725 Fifth Avenue, 24th Floor, New York, New York 10022 and (ii) TTMI's shall keep its chief executive office and the office where its books and records are located at 725 Fifth Avenue, 24th Floor, New York, New York 10022 and neither the Borrower nor TTMI shall change such office locations without 30 days' prior written notice to the Secured Party. The Borrower will hold and preserve the Assigned Agreement.

          (e) The Pledgor shall deliver all certificates or other documents representing the Pledged Collateral to the Secured Party with all necessary stock transfer or other powers duly indorsed in blank. In the event Pledgor obtains possession of any other stock certificates, partnership certificates or other securities or instruments forming a part of the Collateral, Pledgor shall promptly deliver same to Secured Party together with all necessary stock transfer or other powers duly indorsed in blank. Prior to any such delivery, any Collateral in Pledgor's possession shall be held by Pledgor in trust for the Secured Party.

          SECTION 6.  Voting Rights; Dividends; Etc.
                      -----------------------------

          (a) As long as no Event of Default shall have occurred and be continuing (or, in the case of subsection (a)(i) of this Section 6, as long as no notice thereof shall have been given by the Secured Party to the Pledgor):

          (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral owned by the Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or any other Loan Document; provided, however, that the
                                                  --------  -------
Pledgor shall not exercise or shall refrain from exercising any such right if, in the Secured Party's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and provided
                                                                       --------
further, that the Pledgor shall give the Secured Party at least five business
- -------
days' written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right.

          (ii) The Pledgor shall be entitled to receive and retain any and all dividends and other distributions paid in respect of the Pledged Collateral owned by the Pledgor, other than any and all

          (A) dividends and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

          (B) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus,

          (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, and

          (D) Company Stock received upon exchange of the Partnership Interests, all of which shall be forthwith delivered to the Secured Party to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsement).

          (iii) The Secured Party shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or other distributions which it is authorized to receive and retain pursuant to paragraph (ii) above.

          (b) Upon the occurrence and during the continuance of an Event of
Default:

          (i) Upon notice by the Secured Party to the Pledgor, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) above shall cease, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights.

          (ii) All rights of the Pledgor to receive the dividends and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) above shall cease, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and other distributions.

          (iii) All dividends and other distributions, and any Company Stock received in exchange for the Partnership Interests, which are received by the Pledgor contrary to the provisions of paragraph (ii) of this Section 6(b) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsement).

          (iv) The Pledgor shall, if necessary to permit the Secured Party to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 6(b)(i) above and to receive all dividends and distributions which it may be entitled to receive under Section 6(b)(ii) above, execute and deliver to the Secured Party, from time to time and upon written notice of the Secured Party, appropriate proxies, dividend payment orders and other instruments as the Secured Party may reasonably request. The foregoing shall not in any way limit the Secured Party's power and authority granted pursuant to
Section 8 hereof.

          SECTION 7.  Transfers and other Liens.  (a)  The Pledgor agrees that
                      -------------------------
it will not (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for (A) the lien created pursuant to this Pledge Agreement and (B) the lien created by the Citibank Pledge Agreement.

          (b) The Pledgor agrees that it will cause each issuer of the Pledged Shares not to issue any shares of stock or other securities in addition to or in substitution for the Pledged Shares, except, with the written consent of the Secured Party, to the Pledgor.

          (c) The Pledgor shall at its expense:

          (i) perform and observe all the terms and provisions of the Assigned Agreement to be performed or observed by it, maintain the Assigned Agreement in full force and effect, enforce the Assigned Agreement in accordance with its terms, and take all such action to such end as may be from time to time reasonably requested by the Secured Party; and

          (ii) furnish to the Secured Party promptly upon receipt thereof copies of all notices, requests and other documents received by the Pledgor under or pursuant to the Assigned Agreement, and from time to time (A) furnish to the Secured Party such information and reports regarding the Assigned Agreement as the Secured Party may reasonably request and (B) upon request of the Secured Party make to any other party to the Assigned Agreement such demands and requests for information and reports or for action as the Pledgor is entitled to make thereunder.

          (d)  The Pledgor shall not:

          (i) cancel or terminate the Assigned Agreement or consent to or accept any cancellation or termination thereof;

          (ii) amend or otherwise modify the Assigned Agreement or give any consent, waiver or approval thereunder;

          (iii)  waive any default under or breach of the Assigned Agreement; or

          (iv) take any other action in connection with the Assigned Agreement which would impair the value of the interest or rights of the Pledgor thereunder or which would impair the interest or rights of the Secured Party.

          SECTION 8.  Secured Party Appointed Attorney-in-Fact and Proxy.  The
                      --------------------------------------------------
Pledgor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact and proxy with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Secured Party's discretion, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which the Secured Party may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution or payment in respect of the Collateral or any part thereof, to give full discharge for the same, and to vote or grant any consent in respect of the Pledged Shares authorized by Section 6(b) hereof. The Pledgor hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. This power, being coupled with an interest, is irrevocable until the Obligations are indefeasibly paid in full.

          SECTION 9.  Secured Party May Perform.  If the Pledgor fails to
                      -------------------------
perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgor under Section 12 hereof and constitute Obligations secured hereby.

          SECTION 10. Reasonable Care.  The Secured Party shall be deemed to
                      ---------------
have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of any such matter, or (ii) taking any necessary steps to preserve rights against any person with respect to any Collateral.

          SECTION 11. Remedies Upon Default.  If any Event of Default shall have
                      ---------------------
occurred and be continuing:

          (a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the Uniform Commercial Code (the "Code") in effect in the State of New York at that time, and the Secured Party may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any office of the Secured Party or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.

          (b) If the Secured Party shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to this Section 11, the Pledgor agrees that, upon request of the Secured Party, the Pledgor will, at its own cost and expense:

          (i) execute and deliver, and use its best efforts to cause each issuer of the Pledged Shares and its directors, officers and/or partners to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Secured Party, necessary or advisable to register such Pledged Shares under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make or cause to be made all amendments and supplements thereto and to the related prospectus which, in the opinion of the Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission ("SEC") applicable thereto;

          (ii) use its best efforts to qualify the Pledged Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Secured Party;

          (iii) make available to its security holders, as soon as practicable, an earning statement which will satisfy the provisions of section 11(a) of the Securities Act;

          (iv) obtain all approvals, authorizations and consents as may be required under applicable law and regulations (including gaming laws and regulations); and

          (v) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Secured Party by reason of the failure by the Pledgor to perform any of the covenants contained in this Section 11 and, consequently, agrees that, if the Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Collateral on the date the Secured Party shall demand compliance with this Section.

          (c) The Pledgor recognizes that, by reason of the aforementioned requirements and certain prohibitions contained in the Securities Act and applicable state securities laws, the Secured Party may, at its option, elect not to require the Pledgor to register all or any part of the Pledged Collateral and may therefore be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary to permit the Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Pledgor would agree to do so.

          (d) If the Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Pledgor shall, and shall use best efforts to cause the Company to, from time to time, furnish to the Secured Party all such information as the Secured Party may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Secured Party as exempt transactions under the Act and rules of the SEC thereunder, as the same are from time to time in effect.

          (e) The Secured Party may exercise any and all rights and remedies of the Pledgor under or in connection with the Assigned Agreement, including, without limitation, any and all rights of the Pledgor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreement.

          (f) All payments received by the Pledgor under or in connection with the Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Secured Party in the same form as so received (with any necessary endorsement).

          (g) Any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied by the Secured Party:

          First, to the payment of the costs and expenses of such sale,
          -----
including, without limitation, reasonable expenses of the Secured Party and its agents including the fees and expenses of its counsel, and all expenses, liabilities and advances made or incurred by the Secured Party in connection therewith or pursuant to Section 9 hereof;

          Next, to the Secured Party for the payment in full of the Obligations;
          ----
and

          Finally, after payment in full of all of the Obligations, subject to
          -------
the terms of the Intercreditor Agreement, to the extent such amounts are not required to be paid to Citibank pursuant thereto, to the payment to the Pledgor or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same as a court of competent jurisdiction may direct.

          SECTION 12. Expenses.  The Pledgor will upon demand pay to the Secured
                      --------
Party the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of the Secured Party's counsel and of any experts and agents, which the Secured Party may incur in connection with
(i) the administration of this Pledge Agreement, (ii) the custody or preservation of, sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights and remedies hereunder of the Secured Party, or

(iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

          SECTION 13. Security Interest Absolute.  All rights of the Secured
                      --------------------------
Party and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (i) any lack of validity or enforceability of any provision of this Pledge Agreement, the Loan Agreement, the Notes or any other Loan Document or any other agreement or instrument relating thereto;

          (ii) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Obligations, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, this Pledge Agreement, the Loan Agreement, the Notes or any other Loan Document;

          (iii) any exchange, release or non-perfection of any lien on any other collateral, or any release or amendment or waiver of any term of any guaranty of, or consent to departure from any requirement of any guaranty of, all or any of the Obligations; or

          (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a borrower or a pledgor.

          SECTION 14. Amendments, Etc.  No amendment or waiver of any
                      ---------------
provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 15. Addresses for Notices.  All notices and other
                      ---------------------
communications provided for hereunder shall be in writing and shall be delivered to the addresses set forth in, and deemed delivered as set forth in, the Loan Agreement.

          SECTION 16.  Continuing Security Interest; Transfer of Notes or
                       --------------------------------------------------
Obligations.  This Pledge Agreement shall create a continuing security interest
- -----------
in the Collateral and shall (i) remain in full force and effect until indefeasible payment in full of the obligations, (ii) be binding upon the Pledgor, the Pledgor's heirs, legal representatives, successors and assigns and
(iii) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of and be enforceable by the Secured Party and its respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Secured Party may assign or otherwise transfer any

Note held by it or Obligation owing to it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to the Secured Party herein or otherwise with respect to such of the Notes or Obligations so transferred or assigned. Upon the indefeasible payment in full of the Obligations, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Collateral owned by the Pledgor as shall not have been sold or otherwise applied pursuant to the terms hereof.

          SECTION 17. Governing Law; Severability Terms.  This Pledge Agreement
                      ---------------------------------
shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York without regard to conflicts of law principles thereof. Wherever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Pledge Agreement. Unless otherwise defined herein or in the Agreement, terms defined in Article 9 of the Uniform Commercial Code as in effect in the State of New York are used herein as therein defined.

          SECTION 18. Waiver of Jury Trial.  The Pledgor waives any right it may
                      --------------------
have to a trial by jury in respect of any litigation based on, or arising out of, under or in connection with, this Pledge Agreement or any other Loan Document, or any course of conduct, course of dealing, verbal or written statement or other action of the Pledgor or the Secured Party.

          SECTION 19. Section Titles.  The Section titles contained in this
                      --------------
Pledge Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not part of this Pledge Agreement.

                         SCHEDULE I TO PLEDGE AGREEMENT



Attached to and forming a part of that certain Pledge and Security Agreement, dated as of April 17, 1996, made by Donald J. Trump and Trump Taj Mahal, Inc. to Donaldson, Lufkin & Jenrette, Inc., as Secured Party.


                               First Lien Shares
                               -----------------


                           Class of Stock  Certificate                      Number of Shares     Percentage of
Pledgor        Issuer       or Interest       No(s).        Par Value         or Interest      Total Outstanding
- ---------   -------------  --------------  ------------  ----------------   ----------------   ------------------

1. Donald   Trump Hotels   Limited                                             40 units                40%
   J. Trump & Casino       Partnership
            Resorts        Interests
            Holdings,
            L.P.

2. Donald   Trump Hotels   Class B                              $0.01          800                     80%
   J. Trump & Casino       Common
            Resorts, Inc.  Stock

                        SCHEDULE II TO PLEDGE AGREEMENT



Attached to and forming a part of that certain Pledge and Security Agreement, dated as of April 17, 1996, made by Donald J. Trump and Trump Taj Mahal, Inc. to Donaldson, Lufkin & Jenrette, Inc., as Secured Party.


                               Second Lien Shares
                               ------------------


                       Class of Stock  Certificate  Number of Shares  Percentage of
Pledgor      Issuer     or Interest      No(s).        Par Value       or Interest   Total Outstanding
- ---------  ----------  --------------  -----------  ----------------  -------------  ------------------

1.         Trump       Trump Hotels    Limited                        60 units                      40%
           Taj Mahal,  & Casino        Partnership
           Inc.        Resorts         Interests
           Holdings,
           L.P.

2.         Trump       Trump Hotels    Class B                 $0.01            200                 80%
           Taj Mahal,  & Casino        Common
           Inc.        Resorts, Inc.   Stock


          IN WITNESS WHEREOF, the Pledgor has duly executed and delivered this Pledge Agreement on the date first above written.



            /s/
     ------------------------------------
     Donald J. Trump


     TRUMP TAJ MAHAL, INC.


     By:   /s/
        ---------------------------------
        Name:  Donald J. Trump
        Title:  President



Accepted and Acknowledged:

DONALDSON, LUFKIN & JENRETTE, INC.,
     as Secured Party


By:         /s/
     ------------------------------------
     Name:
     Title: